Exhibit 99.1

Ooma Reports Fourth Quarter and Fiscal Year 2024 Financial Results

Sunnyvale, Calif., March 5, 2024 -- Ooma, Inc. (NYSE: OOMA), a smart communications platform for businesses and consumers, today released financial results for the fiscal fourth quarter and year ended January 31, 2024.

Fourth Quarter Fiscal 2024 Financial Highlights:

•
Revenue: Total revenue was $61.7 million, up 9% year-over-year. Subscription and services revenue increased to $58.0 million from $52.6 million in the fourth quarter of fiscal 2023, and was 94% of total revenue, primarily driven by the growth of Ooma Business and the acquisition of 2600hz, Inc. ("2600Hz").
•
Net Income/Loss: GAAP net loss was $3.1 million, or $0.12 per basic and diluted share, compared to GAAP net loss of $0.4 million, or $0.02 per basic and diluted share, in the fourth quarter of fiscal 2023. Non-GAAP net income was $3.5 million, or $0.13 per diluted share, compared to non-GAAP net income of $4.1 million, or $0.16 per diluted share in the prior year period.
•
Adjusted EBITDA: Adjusted EBITDA was $5.2 million, compared to $5.1 million in the fourth quarter of fiscal 2023.

Full Year Fiscal 2024 Financial Highlights:

•
Revenue: Total revenue was $236.7 million, up 10% year-over-year. Subscription and services revenue increased to $221.6 million from $199.1 million in fiscal 2023, and was 94% of total revenue, primarily driven by the growth of Ooma Business and the acquisition of 2600Hz.
•
Net Income/Loss: GAAP net loss was $0.8 million, or $0.03 per basic and diluted share, compared to GAAP net loss of $3.7 million, or $0.15 per basic and diluted share, in fiscal 2023. GAAP net loss for fiscal 2024 includes tax benefit for the release of a $3.1 million valuation allowance resulting from the recording of certain intangible assets associated with the acquisition of 2600Hz in late October 2023, as well as a $1.0 million gain on consolidation of facility costs, partially offset by $0.7 million in acquisition related costs and $0.5 million of certain restructuring costs. Non-GAAP net income was $15.4 million, or $0.59 per diluted share, compared to non-GAAP net income of $13.6 million, or $0.54 per diluted share in the prior fiscal year.
•
Adjusted EBITDA: Adjusted EBITDA was $19.8 million, compared to $17.4 million in fiscal 2023.

For more information about non-GAAP net income and Adjusted EBITDA, see the section below titled "Non-GAAP Financial Measures" and the reconciliation provided in this release.

“Ooma performed well financially in Q4, delivering $61.7 million in revenue and $3.5 million of non-GAAP net income,” said Eric Stang, chief executive officer of Ooma. “For our full fiscal year 2024, we grew revenue by 10%, non-GAAP net income by 13%, adjusted EBITDA by 14%, and cash flow from operations by 40%. We achieved this growth while also investing significantly in new market opportunities and international expansion, and we believe we enter FY25 in a strong position with leading product solutions. Our plans for FY25 include continued investment across our business as we capitalize on key industry trends, such as the expansion of cloud communications for small to medium sized businesses and the sunsetting of copper lines. We believe our strategic focus on small to medium sized businesses, larger businesses that are in select verticals, POTS copper line replacement, and wholesale and CPaaS platform opportunities positions us well for future success.”

Business Outlook:

For the first quarter of fiscal 2025, Ooma expects:

•
Total revenue in the range of $61.7 million to $62.2 million.
•
GAAP net loss in the range of $2.6 million to $2.9 million and GAAP net loss per share in the range of $0.10 to $0.11.
•
Non-GAAP net income in the range of $3.0 million to $3.3 million and non-GAAP net income per share in the range of $0.11 to $0.12.

For the full fiscal year 2025, Ooma expects:

•
Total revenue in the range of $250.0 million to $253.0 million.

•
GAAP net loss in the range of $8.6 million to $9.6 million, and GAAP net loss per share in the range of $0.32 to $0.36.
•
Non-GAAP net income in the range of $14.0 million to $15.0 million, and non-GAAP net income per share in the range of $0.51 to $0.55.

The following is a reconciliation of GAAP net loss to non-GAAP net income and GAAP basic and diluted net loss per share to non-GAAP diluted net income per share guidance for the first fiscal quarter ending April 30, 2024 and the fiscal year ending January 31, 2025 (in millions, except per share data):

	Projected range
	Three Months Ending	Fiscal Year Ending
	April 30, 2024	January 31, 2025
	(unaudited)
GAAP net loss	($2.6)-($2.9)	($8.6)-($9.6)
Stock-based compensation and related taxes	4.4	17.8
Amortization of intangible assets	1.5	5.8
Non-GAAP net income	$3.0-$3.3	$14.0-$15.0

GAAP net loss per share	($0.10)-($0.11)	($0.32)-($0.36)
Stock-based compensation and related taxes	0.16	0.66
Amortization of intangible assets	0.06	0.21
Non-GAAP net income per share	$0.11-$0.12	$0.51-$0.55

Weighted-average number of shares used in per share amounts:
Basic	26.2	26.7
Diluted	26.6	27.4

Conference Call Information:

The company will host a conference call and live webcast for analysts and investors at 5:00 p.m., Eastern time on March 5, 2024. The news release with the financial results will be accessible from the company's website prior to the conference call.

To access the call by phone, please visit https://register.vevent.com/register/BI133e36b6ab344768928995f79302ae36 to register and receive the dial-in details. To avoid delays, Ooma encourages participants to dial into the conference call ten minutes ahead of the scheduled start time. For webcast listening, please visit Ooma’s Events & Presentations page https://investors.ooma.com/news-events/events-presentation for a link.

Following the call, an archived version of the webcast will be available on the Ooma investor relations site at https://investors.ooma.com for 12 months.

Non-GAAP Financial Measures

In addition to disclosing financial measures prepared in accordance with U.S. generally accepted accounting principles (“GAAP”), this press release and the accompanying tables contain certain non-GAAP financial measures, including: non-GAAP net income, non-GAAP net income per share, non-GAAP gross profit and gross margin, non-GAAP operating income, and Adjusted EBITDA. Adjusted EBITDA represents the net income before interest and other income, income taxes, depreciation and amortization of capital expenditures, amortization of intangible assets, acquisition-related transaction costs, certain litigation settlement and restructuring costs, non-recurring gains, and stock-based compensation expense and related taxes.

Other non-GAAP financial measures exclude stock-based compensation expense and related taxes, certain non-recurring charges and gains, such as acquisition-related income tax benefits, acquisition-related transaction costs, amortization of intangible assets and certain legal settlement and restructuring costs. Non-GAAP weighted-average diluted shares include the effect of potentially dilutive securities from the company’s stock-based benefit plans.

These non-GAAP financial measures are presented to provide investors with additional information regarding our financial results and core business operations. Ooma considers these non-GAAP financial measures to be useful measures of the operating performance of the company, because they contain adjustments for unusual events or factors that do not directly affect what management considers to be Ooma's core operating performance and are used by the company's management for that purpose. Management also believes that these non-GAAP financial measures allow for a better evaluation of the company's performance by facilitating a meaningful comparison of the company's core operating results in a given period to those in prior and future periods. In addition, investors often use similar measures to evaluate the operating performance of a company.

Non-GAAP financial measures are presented for supplemental informational purposes only to aid an understanding of the company's operating results. The non-GAAP financial measures should not be considered a substitute for financial information presented in accordance with GAAP and may be different from non-GAAP financial measures presented by other companies. A limitation of the non-GAAP financial measures presented is that the adjustments relate to items that the company generally expects to continue to recognize. The adjustment of these items should not be construed as an inference that the adjusted gains or expenses are unusual, infrequent or non-recurring. Therefore, both GAAP financial measures of Ooma's financial performance and the respective non-GAAP measures should be considered together. Please see the reconciliation of non-GAAP financial measures to the most directly comparable GAAP measure in the tables below.

Disclosure Information

Ooma uses the investor relations section on its website as a means of complying with its disclosure obligations under Regulation FD. Accordingly, investors should monitor Ooma's investor relations website in addition to following Ooma's press releases, Securities and Exchange Commission (“SEC”) filings, and public conference calls and webcasts.

Legal Notice Regarding Forward-Looking Statements

This press release contains forward-looking statements under the Private Securities Litigation Reform Act of 1995. In particular, the financial projections under “Business Outlook” and the statements contained in the quotations of our Chief Executive Officer may constitute forward-looking statements. Forward-looking statements can be identified by the fact that they do not relate strictly to historical facts and generally contain words such as "believes”, "expects”, "may”, "will”, "should”, "seeks”, "approximately”, "intends”, "plans”, "estimates”, "anticipates”, and other expressions that are predictions of or indicate future events. Although the forward-looking statements contained in this press release are based upon information available at the time the statements are made and reflect management's good faith beliefs, forward-looking statements inherently involve known and unknown risks, uncertainties and other factors, which may cause the actual results, performance or achievements to differ materially from anticipated future results. Important factors that could cause actual results to differ materially from expectations include, among others: our inability to attract new customers on a cost-effective basis; our inability to retain customers; our inability to realize expected returns from our investments made in connection with our international expansion efforts and development of new product features; our ability to successfully integrate 2600Hz and to achieve expected benefits from the acquisition; failure to retain former employees and customers of 2600Hz; failure to realize AirDial opportunities; intense competition; loss of key retailers and reseller partnerships; our reliance on vendors to manufacture the on-premise appliances and end-point devices we sell; our reliance on third parties for our network connectivity and co-location facilities; our reliance on third parties for some of our software development, quality assurance and operations; our reliance on third parties to provide the majority of our customer service and support representatives; and interruptions to our service. You should not place undue reliance on these forward-looking statements, which speak only as of the date hereof. We do not undertake to update or revise any forward-looking statements after they are made, whether as a result of new information, future events, or otherwise, except as required by applicable law.

The forward-looking statements contained in this press release are also subject to other risks and uncertainties, including those more fully described in our filings which we make with the SEC from time to time, including the risk factors contained in our Quarterly Report on Form 10-Q for the quarter ended October 31, 2023, filed with the SEC on December 8, 2023. The forward-looking statements in this press release are based on information available to Ooma as of the date hereof, and Ooma disclaims any obligation to update any forward-looking statements, except as required by law.

About Ooma, Inc.

Ooma (NYSE: OOMA) creates powerful connected experiences for businesses, consumers and service providers, delivered through smart cloud-based communications platforms and services. For businesses of all sizes, Ooma offers advanced voice and collaboration features including messaging, intelligent virtual attendants and video meetings. Ooma’s all-in-one replacement for analog phone lines helps businesses maintain mission-critical systems by moving connectivity to the cloud. For consumers, Ooma’s residential phone service provides PureVoice HD voice quality, advanced features and integration with mobile devices. Learn more at www.ooma.com or www.ooma.ca in Canada.

INVESTOR CONTACT:

Matthew S. Robison

Director of IR and Corporate Development

Ooma, Inc.

ir@ooma.com

(650) 300-1480

MEDIA CONTACT:

Mike Langberg

Director of Corporate Communications

Ooma, Inc.

press@ooma.com

(650) 566-6693

OOMA, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited, amounts in thousands)

	January 31,	January 31,
	2024	2023
Assets
Current assets:
Cash and cash equivalents	$17,536	$24,137
Short-term investments	—	2,723
Accounts receivable, net	9,864	7,131
Inventories	19,782	26,246
Other current assets	16,497	14,368
Total current assets	63,679	74,605
Property and equipment, net	9,897	7,996
Operating lease right-of-use assets	17,041	12,702
Intangible assets, net	27,952	10,463
Goodwill	23,069	8,655
Other assets	17,615	16,584
Total assets	$159,253	$131,005

Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$7,848	$13,462
Accrued expenses and other current liabilities	26,586	26,726
Deferred revenue	17,041	17,216
Total current liabilities	51,475	57,404
Long-term operating lease liabilities	13,676	10,426
Debt, net of current portion	16,000	—
Other liabilities	15	31
Total liabilities	81,166	67,861

Stockholders' equity:
Common stock	5	5
Additional paid-in capital	211,361	195,605
Accumulated other comprehensive loss	(1)	(23)
Accumulated deficit	(133,278)	(132,443)
Total stockholders' equity	78,087	63,144
Total liabilities and stockholders' equity	$159,253	$131,005

OOMA, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited, amounts in thousands, except share and per share data)

	Three Months Ended		Fiscal Year Ended
	January 31, 2024	January 31, 2023	January 31, 2024	January 31, 2023
Revenue:
Subscription and services	$57,963	$52,638	$221,624	$199,105
Product and other	3,713	3,858	15,113	17,060
Total revenue	61,676	56,496	236,737	216,165

Cost of revenue:
Subscription and services	17,493	14,545	63,667	54,499
Product and other	6,430	5,992	25,838	24,018
Total cost of revenue	23,923	20,537	89,505	78,517
Gross profit	37,753	35,959	147,232	137,648

Operating expenses:
Sales and marketing	18,759	18,069	73,503	69,671
Research and development	13,674	11,824	49,935	45,939
General and administrative	7,701	6,563	27,795	27,795
Total operating expenses	40,134	36,456	151,233	143,405
Loss from operations	(2,381)	(497)	(4,001)	(5,757)
Interest and other (expense) income, net	(26)	188	1,188	332
Loss before income taxes	(2,407)	(309)	(2,813)	(5,425)
Income tax (provision) benefit	(658)	(108)	1,978	1,770
Net loss	$(3,065)	$(417)	$(835)	$(3,655)

Net loss per share of common stock:
Basic and diluted	$(0.12)	$(0.02)	$(0.03)	$(0.15)

Weighted-average shares of common stock outstanding:
Basic and diluted	25,915,204	24,900,265	25,573,288	24,506,525

OOMA, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited, amounts in thousands)

	Three Months Ended		Fiscal Year Ended
	January 31, 2024	January 31, 2023	January 31, 2024	January 31, 2023
Cash flows from operating activities:
Net loss	$(3,065)	$(417)	$(835)	$(3,655)
Adjustments to reconcile net loss to net cash provided by operating activities:
Stock-based compensation expense	3,995	3,521	14,833	13,904
Depreciation and amortization of capital expenditures	1,087	1,034	4,317	3,771
Amortization of intangible assets	1,485	794	3,711	2,286
Amortization of operating lease right-of-use assets	749	730	2,966	2,978
Facilities consolidation (gain) charge	—	—	(956)	1,402
Deferred income tax benefit	103	—	(3,131)	(2,133)
Other	—	3	(5)	37
Changes in operating assets and liabilities:
Accounts receivable, net	(684)	(6)	(2,587)	434
Inventories and deferred inventory costs	1,670	(4,198)	6,341	(12,333)
Prepaid expenses and other assets	(49)	(1,156)	(2,280)	(2,460)
Accounts payable, accrued expenses and other liabilities	478	3,265	(9,579)	4,509
Deferred revenue	(261)	(268)	(522)	33
Net cash provided by operating activities	5,508	3,302	12,273	8,773

Cash flows from investing activities:
Proceeds from maturities and sales of short-term investments	—	1,805	2,750	12,705
Purchases of short-term investments	—	—	—	(3,869)
Capital expenditures	(1,275)	(1,304)	(6,159)	(5,211)
Business acquisition, net of cash acquired	(3,009)	—	(31,919)	(9,771)
Net cash (used in) provided by investing activities	(4,284)	501	(35,328)	(6,146)

Cash flows from financing activities:
Proceeds from issuance of common stock	—	720	2,664	3,397
Shares repurchased for tax withholdings on vesting of restricted stock units	(392)	(423)	(1,741)	(1,554)
Proceeds from issuance of long-term debt	—	—	18,000	—
Repayment of long-term debt	(2,000)	—	(2,000)	—
Credit facility issuance costs	(168)	—	(469)	—
Net cash (used in) provided by financing activities	(2,560)	297	16,454	1,843
Net (decrease) increase in cash and cash equivalents	(1,336)	4,100	(6,601)	4,470
Cash and cash equivalents at beginning of period	18,872	20,037	24,137	19,667
Cash and cash equivalents at end of period	$17,536	$24,137	$17,536	$24,137

OOMA, INC.

Reconciliation of Non-GAAP Financial Measures

(Unaudited, amounts in thousands, except percentages, share and per share data)

	Three Months Ended		Fiscal Year Ended
	January 31, 2024	January 31, 2023	January 31, 2024	January 31, 2023
Revenue	$61,676	$56,496	$236,737	$216,165

GAAP gross profit	$37,753	$35,959	$147,232	$137,648
Stock-based compensation and related taxes	246	248	1,026	986
Amortization of intangible assets	786	139	1,151	430
Non-GAAP gross profit	$38,785	$36,346	$149,409	$139,064

Gross margin on a GAAP basis	61%	64%	62%	64%
Gross margin on a Non-GAAP basis	63%	64%	63%	64%

GAAP operating loss	$(2,381)	$(497)	$(4,001)	$(5,757)
Stock-based compensation and related taxes	4,054	3,563	15,110	14,155
Amortization of intangible assets	1,484	794	3,710	2,286
Acquisition-related costs	476	157	884	1,538
Facilities consolidation (gain) charge	—	—	(956)	1,402
Legal settlement costs	—	—	300	—
Restructuring costs	477	—	477	—
Non-GAAP operating income	$4,110	$4,017	$15,524	$13,624

GAAP net loss	$(3,065)	$(417)	$(835)	$(3,655)
Stock-based compensation and related taxes	4,054	3,563	15,110	14,155
Amortization of intangible assets	1,484	794	3,710	2,286
Acquisition-related costs	476	157	693	1,538
Facilities consolidation (gain) charge	—	—	(956)	1,402
Legal settlement costs	—	—	300	—
Acquisition-related income tax benefit	103	—	(3,131)	(2,133)
Restructuring costs	477	—	477	—
Non-GAAP net income	$3,529	$4,097	$15,368	$13,593

GAAP diluted net loss per share	$(0.12)	$(0.02)	$(0.03)	$(0.15)
Stock-based compensation and related taxes	0.15	0.14	0.58	0.57
Amortization of intangible assets	0.06	0.03	0.14	0.09
Acquisition-related costs	0.02	0.01	0.03	0.06
Facilities consolidation (gain) charge	—	—	(0.04)	0.06
Legal settlement costs	—	—	0.01	—
Acquisition-related income tax benefit	—	—	(0.12)	(0.08)
Restructuring costs	0.02	—	0.02	—
Non-GAAP net income per basic share	$0.13	$0.16	$0.59	$0.55
Non-GAAP net income per diluted share	$0.13	$0.16	$0.59	$0.54

GAAP weighted-average basic and diluted shares	25,915,204	24,900,265	25,573,288	24,506,525
Non-GAAP weighted-average diluted shares	26,237,825	25,552,378	26,136,049	25,233,985

GAAP net loss	$(3,065)	$(417)	$(835)	$(3,655)
Reconciling items:
Interest and other expense (income), net	26	(188)	(1,188)	(332)
Income tax provision (benefit)	658	108	(1,978)	(1,770)
Depreciation and amortization of capital expenditures	1,087	1,034	4,318	3,771
Facilities consolidation (gain) charge	—	—	(956)	1,402
Legal settlement costs	—	—	300	—
Amortization of intangible assets	1,485	794	3,711	2,286
Acquisition-related costs	476	157	884	1,538
Stock-based compensation and related taxes	4,054	3,563	15,110	14,155
Restructuring costs	477	—	477	—
Adjusted EBITDA	$5,198	$5,051	$19,843	$17,395